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                                                                     EXHIBIT 4.1


        INDENTURE dated as of August 8, 1997 between Alliance Gaming Corporation, a Nevada corporation (the "Company"), the Guarantors (as defined below) and United States Trust Company of New York (the "Trustee").

        The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") and the 10% Series B Senior Subordinated Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                                    ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

        "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

        "Agent" means any Registrar, Paying Agent or co-registrar.

        "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than dispositions of assets or rights in the ordinary course of business, including, without limitation, sales of inventory and damaged, surplus or obsolete property in the ordinary course of business, provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall not be deemed to be an "Asset Sale", and shall be governed by Sections 4.15 and/or 5.01 hereof, and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $100,000 or (b) for net proceeds in excess of $100,000. Notwithstanding the foregoing, the following will not be deemed to be "Asset Sales": (i) a transfer of assets or rights by the Company to a Wholly Owned Restricted Subsidiary or a Guarantor, or by a


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Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary
or a Guarantor, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary or a Guarantor to the Company or to a Wholly Owned Restricted Subsidiary or a Guarantor, (iii) a Restricted Payment that is permitted by Section 4.07 hereof and (iv) a Permitted Investment.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "Bally Wulff" means, collectively, Alliance Automaten GmbH & Co. KG, Bally Wulff Vertriebs GmbH, Bally Wulff Automaten GmbH, Geda
Automatengrosshandel GmbH, Erkens Vertriebs GmbH, Bally Gaming International GmbH, Kuepper GmbH and Westav Westdeutscher Vertriebs GmbH.

        "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means (i) United States dollars and German Deutschemarks (or the Euro, if and when such currency replaces the German Deutschemark), (ii) securities issued or directly fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, in each case having capital and surplus in excess of $500 million (or the foreign currency equivalent thereof) and having outstanding debt which is rated "A" (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors


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Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

        "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than an Exempt Person, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than an Exempt Person, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of 50% or more of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) during any period of 12 consecutive months after the date of this Indenture, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company, together with any Continuing Directors, cease for any reason to constitute a majority of the Board of Directors of the Company then in office; and (v) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance), but only if the condition specified in clause (iv) also has occurred.

        "Company" means Alliance Gaming Corporation, a Nevada corporation, or any successor pursuant to Section 5.02 hereof.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Swap and Hedging Obligations), to the extent that any such expense was deducted


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in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, plus (v) prepayment premiums and other charges incurred in connection with the Refinancing. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

        "Consolidated Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, redeems, retires, repurchases or defeases any Indebtedness or Disqualified Stock (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Coverage Ratio is made (the "Calculation Date"), then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment redemption, retirement, repurchase or defeasance of Indebtedness or Disqualified Stock, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions of and investments in Restricted Subsidiaries that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or investments or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company.


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        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Swap and Hedging Obligations) and
(ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) all dividend payments, whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (to the extent positive) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends and distributions by that Restricted Subsidiary of Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income or loss of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries, (iv) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (v) the cumulative effect of a change in accounting principles shall be excluded.

        "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


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        "Corporate Trust Office of the Trustee" shall be at the address of the
Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give written notice to the Company.

        "Credit Facilities" means, with respect to any Person, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders as agent providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clauses (i) and (ii) of the definition of Permitted Debt.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

        "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

        "Designated Senior Debt" means (i) any Indebtedness outstanding under the New Credit Facility; provided that Indebtedness outstanding under any Credit Facility that refinanced in part, but not in whole, the Indebtedness outstanding under the New Credit Facility shall constitute Designated Senior Debt only if it meets the requirements of succeeding clause (ii), and (ii) any other Senior Debt of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable other than at the Company's option), or upon the happening of any event (other than the disqualification of the holder thereof by a Gaming Authority), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the first anniversary of


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the Stated Maturity of the Notes other than for Equity Interests (other than
Disqualified Stock); provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions set forth in Sections 4.10 and 4.15.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means an underwritten primary offering of common stock of the Company pursuant to an effective registration statement, or a private placement of common stock exempt from registration, under the Act.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

        "Exempt Affiliate Transactions" means (i) any extension or renewal in accordance with their terms, of those certain Employment Agreements dated as of July 1, 1997 between the Company and each of Anthony L. DiCesare and Joel Kirschbaum (collectively, the "Employment Agreements") and that certain letter agreement dated July 1, 1997 between the Company and Kirkland Investment Corporation providing for the payment of overhead expenses, as well as any restructuring of the Employment Agreements, provided that, in the case of a restructuring of any Employment Agreement, the Board of Directors has determined that the restructured terms are fair to the Company and, if the restructuring involves aggregate consideration in excess of $10.0 million, the Company delivers a fairness opinion of the type specified in clause (b) of Section 4.11 and (ii) any agreements between the Company and Alfred H. Wilms or any of his Affiliates providing for the payment by the Company of consulting fees or similar fees in an aggregate amount not to exceed $500,000 per annum.

        "Exempt Person" means (i) the Company or any employee benefit plan or stock ownership plan of either the Company or any subsidiary of the Company,
(ii) any of Kirkland-Ft. Worth Investment Partners, L.P., Kirkland Investment Corporation, Gaming Systems Advisors, L.P., Alfred H. Wilms, or any of their respective Affiliates, or any successor to Kirkland-Ft. Worth Investment Partners, L.P., Kirkland Investment Corporation or Gaming Systems Advisors, L.P. or any of their respective Affiliates by merger, sale or transfer of assets or similar transaction, or by a transfer from Alfred H. Wilms to any estate planning vehicle controlled by Alfred H. Wilms or established for the benefit of Alfred H. Wilms' family or his estate.

        "Existing Indebtedness" means Indebtedness in existence on the date of this Indenture, until such amounts are repaid.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified


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Public Accountants and statements and pronouncements of the Financial Accounting
Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

        "Gaming Authority" means any governmental agency which regulates gaming in a jurisdiction in which the Company or any of its Subsidiaries conducts a Gaming Business.

        "Gaming Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the date of this Indenture, including the management and operation of gaming machines and casinos, the design, manufacture and distribution of gaming machines, equipment, monitoring systems and amusement equipment, and other gaming- related businesses, including but not limited to amusements, arcades, Internet-based gaming, pari-mutuel and lottery-related activities, and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

        "Gaming Licenses" means every material license, material franchise, or other material authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming (including any applicable liquor licenses) or to design, manufacture or distribute gaming machines, equipment or systems in any state or jurisdiction where the Company or any of its Subsidiaries conducts such business.

        "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "Guarantors" means each of (i) the Subsidiaries of the Company that is a party to this Indenture, and (ii) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with Article XI hereof, and their respective successors and assigns.

        "Holder" means a Person in whose name a Note is registered.

        "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Interest Swap


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and Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Interest Swap and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof in the case of any other Indebtedness, except for Indebtedness of others secured by a Lien on any asset of such Person, in which case the amount of such Indebtedness shall be deemed to be the lesser of the stated amount of such Indebtedness and the value of the assets of such Person securing such Indebtedness.

        "Indenture" means this Indenture, as amended or supplemented from time to time, including, without limitation, the provisions of the TIA that are deemed to be a part of and govern this instrument and any supplemental indenture, respectively.

        "Interest Swap and Hedging Obligations" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect (and not for the purpose of speculative investment) against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in
Section 4.07.

        "Key Subsidiaries" means United Coin Machine Co., Bally Gaming International, Inc., Bally Gaming, Inc., Alliance Automaten GmbH & Co. KG, Bally Wulff Vertriebs GmbH, Bally Wulff Automaten GmbH, Foreign Gaming Ventures, Inc., Mississippi Ventures, Inc.,


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Louisiana Ventures, Inc., Video Services, Inc., United Gaming Rainbow and
Rainbow Casino-Vicksburg Partnership, L.P.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in).

        "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

        "Net Available Cash" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash payments received by way of a deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under Credit Facilities) secured by a Lien on the asset or assets that are the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable by the Company as a result thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss and (iii) prepayment premiums and other charges incurred in connection with the Refinancing.

        "New Credit Facility" means the Credit Agreement to be entered into by and among the Company, certain of its Subsidiaries, the lenders referred to therein and Credit Suisse First Boston, as Administrative Agent, together with the related documents thereto (including without limitation the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refund or refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such New Credit Facility or a successor New Credit Facility, whether by the same or any other lender or group of lenders.

        "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Indebtedness represented by the Notes or outstanding under the New Credit Facility or any replacement Credit Facility) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and amounts payable under the documentation governing any Indebtedness.

        "Offering" means the Offering of the Notes by the Company.

        "Officer" means, with respect to any Person (other than the Trustee), the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.05 hereof.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

        "Permitted Investments" means (i) any Investment in the Company, a Wholly Owned Restricted Subsidiary of the Company or a Guarantor, in each case that is engaged in a Gaming Business, or any Investment in the form of a loan to a foreign Restricted Subsidiary that is engaged in a Gaming Business; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or a Guarantor and is engaged in a Gaming Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, a Wholly Owned Restricted Subsidiary of the Company or a Guarantor and is engaged in a Gaming Business; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) payments made to consummate the transactions contemplated by that certain agreement dated as of July 11, 1996 among HFS Gaming Corporation, National Gaming Mississippi, Inc. and the Company; (vii) repurchase of Notes;
(viii) Investments acquired by the Company or any of its Restricted Subsidiaries
(a) in exchange for any other Investment or accounts receivable held by the Company or such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable or (b) as a result of a foreclosure by the Company or such Restricted Subsidiary or other transfer of title with respect to any secured Investment in default; (ix) Investments by the Company or any of its Restricted Subsidiaries in securities issued directly or indirectly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof in an amount outstanding at any time equal to the net present value of the aggregate amount of payments owed to winners of jackpots from progressive games and having maturities that are approximately the same as the due dates for future jackpot payments; and (x) Investments in any Person engaged in the Gaming Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding (after giving effect to any such Investments that are returned or repaid to the Company or to any Restricted Subsidiary, without restriction, in cash or property on or prior to the date of any such calculation), not to exceed an amount equal to (A) $20.0 million, plus (B) 50% of any dividends or distributions received by the Company or any Restricted Subsidiary after the date of this Indenture from Unrestricted Subsidiaries of the Company in excess of the full amount of all outstanding Investments of the Company and its Restricted Subsidiaries in Unrestricted Subsidiaries, provided that such dividends may be used to make an Investment only if the Consolidated Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Investment is made would have been at least 2.25 to 1.

        "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses (including defeasance costs) incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by (a) the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Company.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

        "RCVP" means Rainbow Casino-Vicksburg Partnership, L.P., a Mississippi limited partnership.

        "Refinancing" means collectively (i) the Company's cash tender offer to purchase any and all of the Company's 12 7/8% Senior Secured Notes due 2003, plus accrued interest to the date of purchase, (ii) the redemption at liquidation value of all of the Company's Series B Preferred Stock plus an amount equal to accrued dividends thereon, (iii) the purchase from HFS Gaming Corporation of the right to receive royalty payments based on revenues of the Rainbow Casino and the purchaser of related debt owed to National Gaming Mississippi, Inc., (iv) the repayment of certain existing lines of credit and other indebtedness, (v) the offer and sale of the Notes, (vi) entering into the New Credit Facility and (vii) the payment of related transaction fees and expenses.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 8, 1997, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

        "Representative" means any trustee, agent or representative for any issue of Senior Debt; provided, however, that if and for so long as any Senior Debt lacks such a representative, then the Representative for such Senior Debt shall at all times be the holders of a majority in outstanding principal amount of such Senior Debt.

        "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company or a Guarantor, as applicable, secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Debt" means, with respect to the Company or any Guarantor (i) all Indebtedness outstanding under Credit Facilities and all Interest Swap and Hedging Obligations, (ii) any other Indebtedness permitted to be incurred by the Company or such Guarantor, as the case may be, under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes (in the case of Senior Debt of the Company) or the relevant Guarantee (in the case of Senior Debt of such Guarantor), and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (t) any Indebtedness described under clause (xii) of Section 4.09, (u) any liability for federal, state, local or other taxes owed or owing by the Company or such Guarantor, as the case may be, (v) any Indebtedness of the Company or such Guarantor to any of their respective Subsidiaries, (w) any trade payables, (x) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture (but as to any such Indebtedness under the New Credit Facility, no such violation shall be deemed to exist if the Representative of the Lenders thereunder shall have received an officer's certificate of the Company to the effect that the issuance of such Indebtedness does not violate this Indenture and, if incurred pursuant to the first paragraph under the limitation on incurrence of indebtedness covenant, setting forth in reasonable detail the reasons therefor), (y) any Indebtedness represented by the Company's 127/8% Senior Secured Notes due 2003 that remain outstanding after the date of this Indenture and any Indebtedness represented by any guarantees made by any of the Company's Subsidiaries in respect thereof, or (z) any Indebtedness of any of the Company's Subsidiaries existing on the date of this Indenture.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "SVS" means Southern Video Services, Inc., a Louisiana corporation.

        "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. SectionSection 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

        "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

        "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "Unrestricted Subsidiary" means any Subsidiary (other than the Key Subsidiaries or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iii) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the provisions of Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date

(and, if such Indebtedness is not permitted to be incurred as of such date under the provisions of Section 4.09, the Company shall be in default of such covenant).

        "VDS" means Video Distributing Services, Inc., a Louisiana corporation.

        "VSI" means Video Services, Inc., a Louisiana corporation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares held by foreign nationals in each case to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02. OTHER DEFINITIONS.

                         Term                              Defined in Section
              --------------------------------             ------------------

              "Affiliate Transaction"                             4.11
              "Asset Sale Offer"                                  4.10
              "Change of Control Offer"                           4.15
              "Change of Control Payment"                         4.15
              "Change of Control Payment Date"                    4.15
              "Covenant Defeasance"                               8.03
              "DTC"                                               2.03
              "Event of Default"                                  6.01
              "Excess Proceeds"                                   4.10
              "incur"                                             4.09
              "Legal Defeasance"                                  8.02
              "Offer Amount"                                      3.09
              "Offer Period"                                      3.09
              "Paying Agent"                                      2.03
              "Payment Blockage Notice"                          10.03
              "Permitted Debt"                                    4.09
              "Purchase Date"                                     3.09

              "Registrar"                                         2.03
              "Restricted Payments"                               4.07
              "Subsidiary Guarantees"                            11.01


SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes;

        "indenture security Holder" means a Holder of a Note;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee;

        "obligor" on the Notes means the Company and any successor obligor upon the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

        Unless the context otherwise requires:

                (1)     a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3)     "or" is not exclusive;

                (4) words in the singular include the plural, and in the plural include the singular;

                (5)     provisions apply to successive events and transactions;
and

                (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II
                                    THE NOTES

SECTION 2.01. FORM AND DATING.

        The Notes and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        (a) Global Securities. Notes offered and sold to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act or to non-U.S. persons in reliance on Regulation S under the Securities Act, in each case as provided in a Purchase Agreement relating to the Notes, dated August 4, 1997, between the Company, and Credit Suisse First Boston Corporation as Initial Purchaser, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the legends set forth in Exhibit A hereto (each, a "Global Note"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at the Corporate Trust Office of the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated and delivered by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee in accordance with instructions given by the Holder thereof as hereinafter provided.

        (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note or the nominee of such Depository and (b) shall apply only to a Global Note deposited with or on behalf of the Depository.

        The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b), authenticate and deliver initially one or more Global Notes that
(a) shall be registered in the name of the Depository or the nominee of such Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as custodian for the Depository.

        Members of or participants in the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company of the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

        (c) Certificated Securities. Except as provided in Section 2.06(d), owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

        Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

        A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company or any of their respective Subsidiaries.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

        The Company shall maintain an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent in connection with the Notes and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any assets distributed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company, a Guarantor or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

        (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request (x) to register the transfer of the Definitive Notes or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange
(i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by such Holder or by his attorney, duly authorized in writing, and (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable: (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" in accordance with Rule 144A under the Securities Act, outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act, pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form hereto) and an Opinion of Counsel from such Holder or the transferee and other evidence reasonable satisfactory reasonably acceptable to the Company, the Trustee and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

        (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" in accordance with Rule 144A under the Securities Act or, outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act; and
(ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Registrar to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Registrar shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly, provided, however, that such Definitive Note shall not be cancelled if the Global Notes have been previously exchanged for Definitive Notes. If no Global Notes are then outstanding, the Company shall issue and the Trustee, upon receipt of an authentication order in the form of an Officers' Certificate, shall authenticate and deliver a new Global Note in the appropriate principal amount.

        (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

        (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                (i) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with the following paragraph (ii), and (A) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, or (B) an Event of Default has occurred and is continuing or (C) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

                (ii) If permitted under the preceding paragraph (i) and an owner of a beneficial interest in a Global Note deposited with the Depository or with the Trustee as custodian for the Depository desires to transfer its interest in such Global Note to a Person who is required to take delivery thereof in the form of a Definitive Note, such owner may, subject to the rules and procedures of Euroclear or Cedel, if applicable, and the Depository, cause the exchange of such interest for one or more certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount at maturity. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile): (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or
(B) if such beneficial interest is being transferred to a "qualified institutional buyer" in accordance with Rule 144A under the Securities Act, outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act, pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee and other evidence reasonably satisfactory to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Registrar or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                (iii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar. The Registrar shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

        (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

        (f) Authentication of Definitive Notes in Absence of Depository. If at any time, (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with
Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

        (g)     Legend.

                (i)     Except as permitted by the following paragraphs (ii) and
(iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

        "THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE

904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global
Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

        (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

        (i)     General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.15 and 9.05 hereto).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07. REPLACEMENT NOTES.

        If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, in the absence of notice to the Company and the Trustee that such Note has been acquired by a bona-fide purchaser, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate and deliver a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the

Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses (including the fees and expenses of the Trustee) in replacing a Note.

        Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser, in which case the replacement Note shall cease to be outstanding, subject to the provisions of
Section 8-405 of the Uniform Commercial Code.

        If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY NOTES.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY NOTES.

        Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

        Until so exchanged, the temporary Notes shall in all respects be entitled to the same rights, privileges and benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

SECTION 2.11. CANCELLATION.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel and destroy all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted in the form of Notes and as permitted by this Indenture.

SECTION 2.12. DEFAULTED INTEREST.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that each such special record date shall not be more than 15 days nor less than 10 days prior to the related payment date for such defaulted interest, whether or not such day is a Business Day, and if the Company does not promptly fix any special record date, the Trustee may fix such date. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to each Holder a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.


                                   ARTICLE III
                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this

Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. Any such notice to the Trustee may be cancelled at any time up to one Business Day prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

        If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

        The Trustee shall promptly notify the Company, the Registrar and the Paying Agent, if applicable, in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

        Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state (a) the redemption date; (b) the redemption price; (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(d) the name and address of the Paying Agent; (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (h) the CUSIP number of the Notes to be redeemed and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

        At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (other than the Company or any Affiliate of the Company) money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

        Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate and deliver to the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

        (a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to August 1, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                YEAR                        PERCENTAGE
                ----                        ----------

                2002                        105.000%
                2003                        103.333%
                2004                        101.667%
                2005 and thereafter         100.000%


        (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to August 9, 2000, the Company may redeem up to an aggregate of 33 1/3% of the original aggregate principal amount of the Notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that in each case, at least 66 2/3% of the original aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 45 days of the date of the closing of each such Equity Offering.

        (c) Notwithstanding any other provisions hereof, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company will have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (ii) to redeem the Notes of such Holder or beneficial owner at the lesser of (a) the price at which such Holder or beneficial owner acquired such Notes, without accrued interest or Liquidated Damages, if any, unless the payment of such interest or Liquidated Damages, if any, is permitted by the applicable Gaming Authority, in which case such interest and Liquidated Damages, if any, shall be paid through the date of redemption, (b) the fair market value of such Notes on such redemption date and (c) the principal amount of such Notes without accrued interest or Liquidated Damages, if any, thereon, unless the payment of such interest or Liquidated Damages, if any, is permitted by the applicable Gaming Authority, in which case such interest and Liquidated Damages, if any, shall be paid through the date of redemption. The Holder or beneficial owner of Notes applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability. The Company is not required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability.

        (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION.

        Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

        (a) In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below. The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        (b) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state (i) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open; (ii) the Offer Amount, the purchase price and the Purchase Date; (iii) that any Note not tendered or accepted for payment shall continue to accrue interest; (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date; (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect only to have all of such Note purchased and may not elect to have only a portion of such Note purchased;
(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date; (vii) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        (c) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written order pursuant to an Officers' Certificate from the Company shall authenticate and deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

        (d) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                   ARTICLE IV
                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

        The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

        The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

        The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03. REPORTS.

        Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within 15 days after the Company is or would have been required to file each of the following with the SEC, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail on the face of the financial statements, in the footnotes thereto or in Management's Discussion and Analysis of Financial Condition and Results of Operations the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the

Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of the Indenture.

SECTION 4.04. COMPLIANCE CERTIFICATE.

        (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and/or its Subsidiaries is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and/or its Subsidiaries is taking or proposes to take with respect thereto.

        (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless one of its Responsible Officers receives written notice thereof from the Company or any of the Holders.

        (d) The Issuer shall, within 30 days of the date of this Indenture, deliver to the Trustee an Officer's Certificate listing all entities constituting Gaming Authorities as of such date, and shall further deliver to the Trustee, for so long as any of the Notes are outstanding, written notice of any changes from or additions to such list within 15 Business Days of becoming aware of any such change or addition.

SECTION 4.05. TAXES.

        The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

        The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and dividends and distributions payable solely to the Company or to a Restricted Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"); unless, at the time of and after giving effect to such Restricted Payment:

                        (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                        (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in Section 4.09; and

                        (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) and (viii) of the next succeeding paragraph and excluding 50% of Restricted Payments made to holders of Equity Interests not held by the Company or any of its Restricted Subsidiaries to the extent permitted by clause (iv) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds, or the GAAP purchase accounting valuation of assets or property (determined on the date of issuance or conversion), received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) the amount by which Indebtedness or Disqualified Stock of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the date of this Indenture of any Indebtedness or Disqualified Stock of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange), plus (iv) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from (a) dividends or distributions on or repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, reductions in amounts guaranteed, and repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (b) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the second succeeding paragraph); provided, however, that no amount shall be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

        The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness that is subordinated to the Notes or Equity Interests of the Company out of the Net Cash Proceeds of the substantially concurrent sale

(other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock) issued after the date of this Indenture or any exchange of Equity Interests of the Company (other than Disqualified Stock) issued after the date of this Indenture for any Indebtedness that is subordinated to the Notes or Equity Interests of the Company; provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness that is subordinated to the Notes with the Net Cash Proceeds from an incurrence of or exchange for Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution on account of Equity Interests by a Restricted Subsidiary of the Company to the holders of its respective Equity Interests on a pro rata basis;
(v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by employees of the Company (or any of its Subsidiaries) pursuant to any stock ownership or option plan in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period; (vi) loans and advances to officers and directors of the Company or any of its Restricted Subsidiaries made in the ordinary course of business the aggregate of which shall not exceed $1.5 million outstanding at any time; (vii) the redemption by the Company or any Restricted Subsidiary of any subordinated debt or Equity Interest if (A) counsel to the Company delivers an opinion that failure to so redeem would subject the Company to a materially adverse action by a Gaming Authority (or, if applicable, a failure so to act with a materially adverse consequence to the Company) or is required to preserve a Gaming License and (B) the Company determines (as evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee) that such adverse action or failure so to act would be likely to have a material adverse effect on the Company; (viii) the redemption of all outstanding shares of the Company's 15% Non-Voting Senior Pay-In-Kind Special Stock, Series B, within 60 days following the date of this Indenture; and (ix) payments that would otherwise be Restricted Payments in an aggregate amount not to exceed $7.5 million.

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will be permitted only if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Unrestricted Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than ten business days following the end of each fiscal quarter, the Company shall deliver to the Trustee an Officers' Certificate identifying each Restricted Payment made by the Company during such fiscal quarter and stating that each such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the New Credit Facility as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the dividend and other payment restrictions contained therein are no more restrictive than those contained in the New Credit Facility as in effect on the date of this Indenture,
(b) any agreement in effect at or entered into on the date of this Indenture,
(c) this Indenture and the Notes, (d) any instrument or agreement of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument or agreement was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred,
(e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (h) restrictions contained in security agreements or mortgages to the extent such restrictions restrict the transfer of the property or assets subject to such security agreements or mortgages, (i) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition, (j) any restriction in any agreement that is not more restrictive than the restrictions under the terms of the New Credit

Facility as in effect on the date of this Indenture and (k) in the case of clause (iii) above, encumbrances and restrictions in the ordinary course of business that do not individually or in the aggregate detract from the value of property or assets of the Company or a Restricted Subsidiary in a material manner.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that the Company and the Guarantors shall not issue any Disqualified Stock and the Company shall not permit any of its Restricted Subsidiaries which are not Guarantors to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt and Indebtedness under the New Credit Facility) or issue shares of Disqualified Stock if the Consolidated Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, and such net proceeds been applied, at the beginning of such four-quarter period.

        The provisions of the first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                (i) the incurrence by the Company or any of its Restricted Subsidiaries of term Indebtedness under the New Credit Facility; provided that the aggregate principal amount of all term Indebtedness outstanding under the New Credit Facility after giving effect to each such incurrence does not exceed an amount equal to $115.0 million plus an additional $25.0 million of deferred term Indebtedness which shall be utilized to effect the Rainbow Royalty Buyout and to repurchase the Rainbow Note Payable, less the aggregate amount of all principal repayments actually made from time to time after the date of this Indenture with respect to such Indebtedness (other than principal payments made from any permitted refinancings thereof);

                (ii) the incurrence by the Company or any of its Restricted Subsidiaries of revolving credit Indebtedness (inclusive of letters of credit, which shall be deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) under the New Credit Facility; provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under the New Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (ii), does not exceed the greater of (x) $90.0 million and (y) the sum of (A) 75% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries and (B) 40% of the book value of the inventory of the Company and its Restricted Subsidiaries;

                (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                (iv) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes;

                (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary; provided that the aggregate principal amount of such Indebtedness that is not Non-Recourse Debt (except as to the property, plant or equipment being financed) does not exceed $20.0 million at any time outstanding (including any Permitted Refinancing Indebtedness relating thereto);

                (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness or Disqualified Stock that was permitted by this Indenture to be incurred (other than pursuant to clause (i) or (ii) of this paragraph);

                (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) if the Company is the obligor on such Indebtedness and the payee is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary or (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                (viii) the incurrence by the Company of Interest Swap and Hedging Obligations;

                (ix) the incurrence by the Company or any of its Restricted Subsidiaries of (A) Indebtedness in respect of performance, completion, guarantee, surety or similar bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business, or (B) Indebtedness in respect of any bond or surety obligation in order to prevent the loss or material impairment of or to obtain a Gaming License or as otherwise required by an order of any Gaming Authority to the extent required by applicable law and consistent in character and amount with customary industry practice;

                (x) the incurrence by the Company or any of its Restricted Subsidiaries of reimbursement obligations with respect to letters of credit in respect of workers' compensation claims consistent in character and amount with customary industry practice;

                (xi) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

                (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by liabilities for jackpots payable for progressive games in a manner consistent with industry practice;

                (xiii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (which may, but need not, be incurred under the New Credit Facility) in an aggregate principal amount (or accreted value, as applicable) not to exceed $20.0 million at any time outstanding (including any Permitted Refinancing Indebtedness relating thereto).

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Neither the accrual of interest nor the accretion of accreted value will be deemed to be an incurrence of Indebtedness for purposes of this covenant. The maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of the fluctuations in the exchange rates of currencies.

SECTION 4.10. ASSET SALES.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) or Indebtedness of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this paragraph.

        Within 360 days after the receipt of any Net Available Cash from any Asset Sale, the Company or any Restricted Subsidiary shall apply such Net Available Cash, at its option, (a) to repay Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) of the Company or any Restricted Subsidiary or, in the case of any Asset Sale involving assets of any Restricted Subsidiary that is not a Guarantor, to repay any Indebtedness of such Restricted Subsidiary, or (b) to invest in assets and property (other than notes, bonds, obligations and securities) which in the good faith judgment of the Board of Directors of the Company will constitute or be a part of a Gaming Business immediately following such transaction. Pending the final application of any such Net Available Cash, the Company may temporarily reduce Senior Debt or otherwise invest such Net Available Cash in any manner that is not prohibited by this Indenture. Notwithstanding the foregoing provisions of this paragraph, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Sales which is not applied in accordance with this paragraph exceeds $5.0 million. Any Net Available Cash (other than Net Available Cash not so applied pursuant to the preceding sentence) from Asset Sales that is not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company and any Restricted Subsidiary may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of property or the rendering of services) with any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (w) any Exempt Affiliate Transaction, (x) any compensation or indemnity arrangement with any officer or director of the Company (pertaining to his or her duties as an officer or director) entered into in the ordinary course of business, (y) transactions between or among the Company and/or its Restricted Subsidiaries and (z) Restricted Payments that are permitted by the provisions of Section 4.07 of this Indenture, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED
              SUBSIDIARIES.

        The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company or RCVP, VSI, SVS or VDSI to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company, RCVP, VSI, SVS or VDSI to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary, RCVP, VSI, SVS or VDSI and (b) the Net Available Cash from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company or RCVP, VSI, SVS or VDSI to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that the Company may sell or cause to be issued to a third party Equity Interests of Alliance Automaten GmbH & Co, KG or any other Wholly Owned Restricted Subsidiary into which the Company consolidates or transfers its Bally Wulff operations in advance of such offering of Equity Interests (provided that the Equity Interests sold to a third party represent no more than 20% of the Equity Interests of such entity outstanding immediately after such sale) if such sale complies in all respects with the provisions of Section 4.10 hereof.

SECTION 4.13. LINE OF BUSINESS.

        The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Gaming Business, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.14. CORPORATE EXISTENCE.

        Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

        (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Subject to compliance with paragraph (b) below, within 10 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 business days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not repurchased will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

        (b) If the terms of the New Credit Facility prohibit the Company from making the foregoing offer upon a Change of Control or from purchasing any Notes pursuant thereto, prior to the mailing of the notice to Holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness outstanding under the New Credit Facility or offer to repay in full all such indebtedness and repay the indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the New Credit Facility to permit the purchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it will be required to purchase Notes in the event of a Change of Control; provided, however, that the Company's failure to comply with the covenant described in the preceding sentence or to make a Change of Control Offer because of any such failure shall constitute a Default described in clause (d) of Section 6.01 (and not under clause (b) or (c) thereof). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

        (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of an authentication order in the form of an Officers' Certificate from the Company, will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16. NO SENIOR SUBORDINATED DEBT.

        Notwithstanding the provisions of Section 4.09 hereof, the Company shall not, and shall not permit any Guarantor to, incur (i) any Indebtedness if such Indebtedness is expressly subordinate or junior in right of payment to any Senior Debt of the Company or such Guarantor and senior in any respect of right of payment to the Notes, or (ii) any Secured Indebtedness (other than Indebtedness described under clause (xii) of Section 4.09 hereof) that is not Senior Debt unless contemporaneously therewith effective provision is made to secure the Notes or the relevant Guarantee, as applicable, equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien.

SECTION 4.17. LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS.

        Company shall not permit any domestic Restricted Subsidiary that is not a Guarantor, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness (except in the case of Guarantees issued in respect of Senior Debt, which shall be senior to any Subsidiary Guarantee of the payment of the Notes). Notwithstanding the foregoing, (i) RCVP shall not be required to issue such a Guarantee as a result of RCVP providing a Guarantee of the Company's Obligations under the New Credit Facility or in respect of any similar Credit Facility and (ii) any Guarantee of the Notes by a Restricted Subsidiary pursuant to this covenant shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture.

SECTION 4.18. REDEMPTION OF SERIES B PREFERRED STOCK.

        On the date of this Indenture, the Company shall issue a notice of redemption pursuant to the requirements of the certificate of designation governing the rights of the Company's Series B Preferred Stock and, as soon as practicable after the first day that redemption is permitted under such certificate of designation, and in any event within 60 days following the giving of such notice, shall redeem all of the Company's outstanding Series B Preferred Stock.

SECTION 4.19. DESIGNATION OF AN UNRESTRICTED SUBSIDIARY AS A RESTRICTED
              SUBSIDIARY.

        The Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary, provided that (i) at the time of such designation, after giving pro forma effect thereto as if such designation had occurred and as if any Non-Recourse Debt previously incurred by such Unrestricted Subsidiary had been incurred at the beginning of the Company's most recently completed four fiscal quarters for which internal financial statements are available preceding the date of such designation, (a) the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in Section 4.09, or (b) the Consolidated Coverage Ratio of the Company is increased by such designation; (ii) except if not required under Section 11.10, such newly designated Restricted Subsidiary executes and delivers a Subsidiary Guarantee and an opinion of counsel relating to the enforceability and authorization of such Subsidiary Guarantee as required by this Indenture; and
(iii) no Default has occurred and is continuing immediately preceding such designation and after giving pro forma effect thereto.

SECTION 4.20. DESIGNATION OF A SUBSIDIARY AS AN UNRESTRICTED SUBSIDIARY.

        The Company may designate any newly-organized Subsidiary as an Unrestricted Subsidiary at the time of its formation, provided that such Subsidiary has total assets of $1,000 or less at the time of such designation. The Company may designate any Restricted Subsidiary as an Unrestricted Subsidiary (at which time such Restricted Subsidiary's Guarantee will terminate), provided that, (i) at the time of such designation after giving pro forma effect thereto as if such designation had occurred at the beginning of the Company's most recently completed four fiscal quarters for which internal financial statements are available preceding the date of such designation, (A) the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in Section 4.09 and
(B) if the Restricted Subsidiary is a Key Subsidiary, the Consolidated Coverage Ratio is not less than 80% of the Consolidated Coverage Ratio for such period without giving pro forma effect to such designation; and (ii) no Default has occurred and is continuing immediately preceding such designation and after giving pro forma effect thereto, including the requirement set forth in Section 4.07 that any Investment in such Restricted Subsidiary be deemed to be a Restricted Payment made on the date of such designation.

SECTION 4.21. LIMITATION ON STATUS AS INVESTMENT COMPANY.

        The Company and its Subsidiaries shall take all actions (and refrain from taking all actions) necessary to ensure that neither the Company nor any of its Subsidiaries will be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or will otherwise become subject to regulation under the Investment Company Act.


                                    ARTICLE V
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

        The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in
Section 4.09 hereof; and (v) any such transaction would not require the Holders of Notes generally to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions, provided that a transaction involving a jurisdiction that does not require the licensing or qualification of any of the Holders of the Notes, but reserves the discretionary right to require the licensing or qualification of any Holder of Notes, shall not be prohibited pursuant to the terms of this clause (v).

        On or prior to the consummation of a proposed transaction contemplated by Section 5.01, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (a) such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture executed in connection therewith comply with this Indenture and (b) such transaction will not impair the rights and powers of the Trustee and Holders of the Notes thereunder. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the Company's properties or assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

        An "Event of Default" occurs if:

        (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days (whether or not prohibited by the subordination provisions of this Indenture);

        (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise (whether or not prohibited by the subordination provisions of the Indenture);

        (c) the Company fails to comply with the repurchase provisions set forth in Section 4.10 hereof;

        (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice in writing to the Company by the Trustee, or to the Company and the Trustee by the

Holders of at least 25% in principal amount of the Notes then outstanding, specifying such default and requiring that it be remedied;

        (e) a default occurs under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10 million or more;

        (f) the Company or any of its Significant Subsidiaries fails to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days and, in the event such judgments are covered by insurance, an enforcement proceeding has been commenced by any creditor upon any of such judgments which is not promptly stayed;

        (g) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case,
(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors;

        (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or (iii) orders the liquidation of the Company or any of its Significant Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days;

        (i) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

        (j) any Gaming License of the Company or any of its Restricted Subsidiaries is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension, for a period of more than 90 days, of operations of any portion of the business of the Company or any of its Restricted Subsidiaries that accounted for more than 10% of the Consolidated Cash Flow of the Company for the period of the four consecutive fiscal quarters most recently ended for which internal financial statements are available, provided that any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders of the Notes, shall not constitute an Event of Default hereunder.

SECTION 6.02. ACCELERATION.

        If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice in writing to the Company (and to the Trustee if such notice is given by such Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, Liquidated Damages, if any, and accrued interest on all Notes to be due and payable. Upon any such declaration, such principal, premium, Liquidated Damages and interest on the Notes shall become due and payable immediately; provided that if upon such declaration there are any amounts outstanding under the New Credit Facility and the amounts thereunder have not been accelerated, such principal and interest shall be due and payable upon the earlier of such time such amounts are accelerated or five Business Days after the receipt by the Company and the Representative under the New Credit Facility of such declaration. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 6.01 hereof occurs with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03. OTHER REMEDIES.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


SECTION 6.04. WAIVER OF PAST DEFAULTS.

        Subject to Section 6.08, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In the case of any such waiver, the Company, the Trustee and the Holders of all the Notes shall be restored to their former positions and rights hereunder, respectively.

SECTION 6.05. CONTROL BY MAJORITY.

        Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that
(i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or (iii) may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

        No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless:

        (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

        (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy in respect of such Event of Default in its own name as Trustee hereunder;

        (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred or reasonably probable to be incurred in compliance with such order or direction;

        (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

        If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

        If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order: first, to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all reasonable advances, if any, made, by the Trustee and the costs and expenses of collection; second, to the holders of Senior Debt to the extent required by Article X; third, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and fourth, to the Company or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

        All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE VII
                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b) Except during the continuance of an Event of Default, (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, (i) this paragraph does not limit the effect of paragraph (b) of this Section; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder or Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may otherwise agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

        (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the TIA.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

        (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

        (h) The Trustee shall have no duty to inquire as to the performance with the Company's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or with respect to which a Responsible Officer or Trustee shall have actual knowledge.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, subject to and in accordance with Section 310(b) of the TIA, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.


SECTION 7.04. TRUSTEE'S DISCLAIMER.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Board of Directors of the Trustee, the executive committee or a trust committee of such Board of Directors and/or Responsible Officer in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

        Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). If applicable, the Trustee also shall comply with TIA Section 313(b) and Section 313(c).

        A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or automated quotation system.

SECTION 7.07. COMPENSATION AND INDEMNITY.

        The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances, if any, and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

        To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Notes.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee and the Holder of any Notes who has been a beneficial Holder of a Note for at least six months may, on behalf of such Holder and all Holders similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee if (a) the Trustee fails to comply with Section 7.10 hereof; (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a Custodian or public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company or the court of competent jurisdiction, as the case may be, shall promptly appoint a successor Trustee. Within one year after the successor Trustee is appointed, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor trustee appointed by the Company.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall, if such successor corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

        There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

        The Trustee is subject to TIA Section 311(a), excluding any creDitor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article II (other than Section 2.12) and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this
Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 11.10 and the
provisions of Section 5.01(iv) and (v) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

        (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient (without the need to reinvest), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

        (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal

Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article VIII concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

        (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

        (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

        (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS.

        Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee and the Paying Agent against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government

Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article VIII to the contrary notwithstanding, the Trustee and the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO COMPANY.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and, without limiting the effect of any applicable abandoned property law, the Holder of such Note shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

        If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08. SUBORDINATION.

        Notwithstanding anything to the contrary herein, the rights and obligations of the parties under this Article VIII are subject to the subordination provisions set forth in Article X of this Indenture to the extent set forth therein.


                                   ARTICLE IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

        Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
Article V hereof; (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note in any material respect; or
(e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

        (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

        (b) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        (c) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

        (d) Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and
4.15 hereof;

                (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                (v) make any Note payable in money other than that stated in the Notes;

                (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

                (vii) waive a redemption payment with respect to any Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof; or

                (viii) make any change in the foregoing amendment and waiver provisions.

        (e) In connection with any amendment, supplement or waiver under this Article X, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

        Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate from the Company, authenticate and deliver new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

        The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.07. SUBORDINATION.

        Notwithstanding anything to the contrary herein, no amendment may be made to the subordination provisions set forth in Article X or XII or elsewhere in this Indenture or the Notes if such amendment adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change.


                                    ARTICLE X
                                  SUBORDINATION

SECTION 10.01. AGREEMENT TO SUBORDINATE.

        The Company agrees, and each holder of a Note by accepting a Note agrees, that the payment of principal of, premium, if any, and interest and Liquidated Damages on, and all other Obligations with respect to, the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full, in cash, of all Obligations with respect to Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), including the obligations of the Company and the Guarantors under the New Credit Facility, and that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of the Company.

SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

        Upon any payment or distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or upon an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, in each case whether voluntary or involuntary:

        (a) the holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including all interest accruing after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed claim under applicable law) before Holders of Notes shall be entitled to receive any payment or distribution with respect to the Notes (except that Holders of Notes may receive payments made from any trust created pursuant to Section 8.05 hereof so long as, at the time of deposit thereof in such trust, such payments did not violate this Article X and otherwise complied with the provisions of Article VIII); and

        (b) until all Obligations with respect to Senior Debt of the Company are paid in full in cash, any payment or distribution to which Holders of Notes would be entitled but for this Article X shall be made to holders of Senior Debt of the Company (except that Holders of Notes may receive payments made from any trust created pursuant to Section 8.05 hereof so long as, at the time of deposit thereof in such trust, such payments did not violate this Article X and otherwise complied with the provisions of Article
VIII).

SECTION 10.03. DEFAULT ON SENIOR DEBT.

        In addition to the provisions of preceding Section 10.02, neither the Company nor any Person on its behalf may make any payment (in cash, property or other assets) upon or in respect of the Notes (other than payments made from any trust created pursuant to Section 8.05 hereof so long as, at the time of deposit thereof in such trust, such payments did not violate this Article X and otherwise complied with the provisions of Article VIII) until all principal and other Obligations with respect to all Senior Debt of the Company have been paid in full in cash if:

        (a) any Obligations with respect to Senior Debt of the Company are not paid when due; or

        (b) any other default on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of the holders of such Designated Senior Debt.

        The Company may and shall resume payments on the Notes:

        (a) in cases where clause (a) of the immediately preceding paragraph is applicable, upon such date when all payment defaults as described therein are cured or waived, or

        (b) in the case described in clause (b) of the immediately preceding paragraph, 179 days after the date on which the applicable Payment Blockage Notice is received (or earlier if the respective payment blockage period is terminated (i) by written notice to the Trustee and the Company from the person or persons who gave the respective Payment Blockage Notice or (ii) because no defaults continue in existence which would permit the acceleration of maturity of any Designated Senior Debt at such time), unless the maturity of any Designated Senior Debt has been accelerated (with each payment blockage period described above in this clause (b) being herein called a ("Payment Blockage Period").

        No new Payment Blockage Period may be commenced pursuant to clause (b) of the first paragraph of this Section 10.03 unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default which existed or was continuing (it being acknowledged that any subsequent action that would give rise to a default pursuant to any provision under which a default previously existed or was continuing, and any failure to comply with a financial covenant for a subsequent period, shall constitute a new default for this purpose) on the date of the commencement of any Payment Blockage Period shall be the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Debt, even if not within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 10.04. ACCELERATION OF NOTES.

        If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER.

        In the event that the Trustee or any Holder of Notes receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 10.02 or 10.03 hereof, such payment shall be held by the Trustee or such Holder of Notes, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of the Company as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the Company remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Company .

        With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. Notwithstanding anything to the contrary herein, the Trustee shall not be deemed to owe any fiduciary duty to any present or future holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holder of Notes or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X and in Article XII, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06. NOTICE BY COMPANY.

        The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article X, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article X.

SECTION 10.07. SUBROGATION.

        After all Obligations with respect to Senior Debt of the Company are paid in full in cash and until the Notes are paid in full, Holder of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company to the extent that distributions otherwise payable to the Holder of Notes have been applied to the payment of Senior Debt of the Company. A distribution made under this Article X to holders of Senior Debt of the Company that otherwise would have been made to Holders of Notes is not, as between the Company and such Holders of Notes, a payment by the Company on the Notes.

SECTION 10.08. RELATIVE RIGHTS.

        This Article X defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

        (a) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

        (b) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt of the Company; or

        (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of the Company to receive distributions and payments otherwise payable to Holders of Notes.

        If the Company fails because of this Article X to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default in accordance with the provisions of Section 6.01.

SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY ACTS OF OMISSIONS OF
               THE COMPANY OR HOLDERS OF SENIOR DEBT.

        No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act of failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

        Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

        Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

        Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article X. Only the Company, a Guarantor, a holder of Senior Debt or a Representative for holders of Senior Debt may give the notice. Nothing in this Article X shall (x) impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof or (y) affect the Obligations of Holders of Notes pursuant to Section 10.05 with respect to any payments received by them when prohibited by Section 10.02 or
10.03 hereof, as the case may be.

        The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.

        Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article X, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13. AMENDMENTS.

        The provisions of this Article X shall not be amended or modified in any manner that is adverse to the holders of any Senior Debt without the written consent of all such holders of Senior Debt or their Representative.


                                   ARTICLE XI
                                   GUARANTEES

SECTION 11.01. UNCONDITIONAL GUARANTEE.

        Subject to the provisions of this Article XI, each Guarantor hereby unconditionally, jointly and severally, on a senior subordinated basis, guarantees (each such Guarantee being a "Subsidiary Guarantee" and all such Guarantees being the "Subsidiary Guarantees") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Notes or this Indenture, that: (i) the principal of and interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and
(ii) above, to the limitations set forth in Section 11.05. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantees will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Subsidiary Guarantees. If any Holder of Notes or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder of Notes, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Subsidiary Guarantees.

SECTION 11.02. SUBORDINATION OF GUARANTEE.

        The obligations of each Guarantor under the Subsidiary Guarantees and under this Indenture are expressly subordinate and subject in right of payment to the prior payments in full in cash of all Obligations with respect to Senior Debt of such Guarantor, to the extent and in the manner provided in Article XII.

SECTION 11.03. SEVERABILITY.

        In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.04. RELEASE OF A GUARANTOR.

        In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Available Cash of such sale or other disposition shall be applied in accordance with Section 4.10 and the other applicable provisions of the Indenture. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article XI.

SECTION 11.05. LIMITATION OF GUARANTOR'S LIABILITY.

        Each Guarantor and by its acceptance of a Note each Holder confirms that it is the intention of all such parties that the Subsidiary Guarantee by such Guarantor pursuant to its Subsidiary Guarantee does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including without limitation all guarantees of such Guarantor given in respect of the New Credit Facility and all other Senior Debt of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under the Subsidiary Guarantees or pursuant to Section 11.07, result in the obligations of such Guarantor under the Subsidiary Guarantees not constituting such fraudulent transfer or conveyance.

SECTION 11.06. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

        No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor (other than mergers with or into the Company or another Guarantor) unless (i) subject to the provisions of
Section 11.04, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this Indenture; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

SECTION 11.07. CONTRIBUTION.

        In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Subsidiary Guarantees, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the net assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Subsidiary Guarantees.

SECTION 11.08. WAIVER OF SUBROGATION.

        Each Guarantor hereby irrevocably waives, until and unless all of the Obligations guaranteed hereby are indefeasibly discharged, any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Subsidiary Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.08 is knowingly made in contemplation of such benefits.

SECTION 11.09. EXECUTION OF GUARANTEE.

        To evidence their guarantee to the Holder of Notes specified in Section 11.01, the Guarantors hereby agree to execute the Subsidiary Guarantees in substantially the form of Exhibit A recited to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that the Subsidiary Guarantees set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees. Each such Subsidiary Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Subsidiary Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Guarantor. Such signatures upon the Subsidiary Guarantees may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantees, and in case any such officer who shall have signed the Subsidiary Guarantees shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantees had not ceased to be such officer of the Guarantor.

SECTION 11.10. ADDITIONAL SUBSIDIARY GUARANTEES.

        If the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel relating to the enforceability and authorization of such Subsidiary Guarantee in accordance with the terms of the Indenture, pursuant to which such Subsidiary shall become a Guarantor, on a senior subordinated basis, of the Company's payment obligations under the Notes and this Indenture; provided, that this covenant shall not apply to any Subsidiary during such period as such Subsidiary (w) is organized in any jurisdiction outside the United States, (x) is organized in any jurisdiction in which the issuance of a Subsidiary Guarantee requires regulatory approval by a Gaming Authority, provided that the Company or such Subsidiary has made a good faith effort to obtain such approval and such approval is denied, (y) has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary or (z) has less than $100,000 of outstanding Indebtedness owed to any Person other than the Company or any Restricted Subsidiary. Notwithstanding the foregoing, each of RCVP, VSI, SVS and VDSI shall become subject to the terms of this covenant upon becoming a Wholly Owned Restricted Subsidiary.

                                   ARTICLE XII

                           SUBORDINATION OF GUARANTEES

SECTION 12.01. AGREEMENT TO SUBORDINATE.

        Each Guarantor agrees, and each holder of a Note by accepting a Note agrees, that the payment of principal of, premium, if any, and interest and Liquidated Damages on, and all other Obligations with respect to, the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full, in cash, of all Obligations with respect to Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) of the Guarantor; including the obligations of the Guarantors under, or with respect to, the New Credit Facility, and that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of the Guarantor.

SECTION 12.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

        Upon any payment or distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, or upon an assignment for the benefit of creditors or any marshalling of such Guarantor's assets and liabilities, in each case whether voluntary or involuntary:

        (a) the holders of Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including all interest accruing after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed claim under applicable law) before Holders of Notes shall be entitled to receive any payment or distribution with, under or with respect to, the Subsidiary Guarantee of such Guarantor (except that Holders of Notes may receive payments made from any trust created pursuant to Section 8.05 hereof so long as, at the time of deposit thereof in such trust, such payments did not violate this Article XII and otherwise complied with the provisions of
Article VIII); and

        (b) until all Obligations with respect to all Senior Debt of such Guarantor are paid in full in cash, any payment or distribution to which Holders of Notes would be entitled but for this Article XII shall be made to holders of Senior Debt of such Guarantor (except that Holders of Notes may receive payments made from any trust created pursuant to Section 8.05 hereof so long as, at the time of deposit thereof in such trust, such payments did not violate this
Article XII and otherwise complied with the provisions of Article VIII).

SECTION 12.03. DEFAULT ON SENIOR DEBT.

        In addition to the provisions of preceding Section 12.02, no Guarantor nor any Person on its behalf may make any payment (in cash, property or other assets) upon or in respect of the Notes or any Subsidiary Guarantee (other than payments made from any trust created pursuant to Section 8.05 hereof so long as, at the time of deposit thereof in such trust, such payments did not violate this
Article XII and otherwise complied with the provisions of Article

VIII) until all principal and other Obligations with respect to all Senior Debt of such Guarantor has been paid in full in cash if:

        (a) any Obligations with respect to Senior Debt of, or guaranteed by, such Guarantor are not paid when due; or

        (b)     any Payment Blockage Period is then in effect pursuant to
Section 10.03.

        The Company may and shall resume payments on the Notes:

        (a) in cases where clause (a) of the immediately preceding paragraph is applicable, upon such date when all payment defaults as described therein are cured or waived, or

        (b) in the case described in clause (b) of the immediately preceding paragraph, when the respective Payment Blockage Period has ended in accordance with the provisions of Section 10.03 unless the maturity of any Designated Senior Debt has been accelerated.

SECTION 12.04. ACCELERATION OF NOTES.

        If payment of the Notes is accelerated because of an Event of Default, each Guarantor shall promptly notify, or cause to be notified, holders of Senior Debt of such Guarantor of the acceleration.

SECTION 12.05. WHEN DISTRIBUTION MUST BE PAID OVER.

        In the event that the Trustee or any Holder of Notes receives any payment of any Obligations with respect to any Subsidiary Guarantee at a time when such payment is prohibited by Section 12.02 or 12.03 hereof, such payment shall be held by the Trustee or such Holder of Notes in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of the respective Guarantor as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt of the Guarantor may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the respective Guarantor remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the respective Guarantor.

        With respect to the holders of Senior Debt of the Guarantors, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in Article X and in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Debt of the Guarantors shall be read into this Indenture against the Trustee. Notwithstanding anything to the contrary herein, the Trustee shall not be deemed to owe any fiduciary duty to any present or future holders of Senior Debt of such Guarantors, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holder of Notes or the Company or any other Person money or assets to which any holders of Senior Debt of such Guarantors shall be entitled by virtue of this Article XII, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 12.06. NOTICE BY GUARANTORS.

        Each Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to such Guarantor that would cause a payment of any Obligations with respect to the Subsidiary Guarantees to violate this Article XII, but failure to give such notice shall not affect the subordination of the Subsidiary Guarantees to the Senior Debt of the Guarantors as provided in this Article XII.

SECTION 12.07. SUBROGATION.

        After all Obligations with respect to Senior Debt of the Guarantors are paid in full in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt of the Guarantor to receive distributions applicable to Senior Debt of the Guarantor to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt of the Guarantor. A distribution made under this
Article XII to holders of Senior Debt of the Guarantor that otherwise would have been made to Holders of Notes is not, as between the Company and such Holders of Notes, a payment of the Guarantor on the Notes.

SECTION 12.08. RELATIVE RIGHTS.

        This Article XII defines the relative rights of Holders of Notes and holders of Senior Debt of the Guarantor. Nothing in this Indenture shall:

        (a) impair, as between the Guarantors and Holders of Notes, the obligation of the Guarantors, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with the terms of the Subsidiary Guarantees;

        (b) affect the relative rights of Holders of Notes and creditors of the Guarantors other than their rights in relation to holders of Senior Debt of the Guarantors; or

        (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of the Guarantors to receive distributions and payments otherwise payable to Holders of Notes.

        If the Company fails because of this Article XII to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default in accordance with the provisions of Section 6.01.

SECTION 12.09. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF
               THE GUARANTORS OR HOLDERS OF SENIOR DEBT.

        No right of any present or future holders of any Senior Debt of any Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or any failure to act on the part of any Guarantor or by any act of failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of a Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Notes to the holders of such Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt, or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior such Debt; and (iv) exercise or refrain from excising any rights against such Guarantor and any other Person.

SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

        Whenever a distribution is to be made or a notice given to holders of Senior Debt of any Guarantor, the distribution may be made and the notice given to their Representative.

        Upon any payment or distribution of assets of any Guarantor referred to in this Article XII, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the respective Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

SECTION 12.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

        Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article XII. Only the Company, a Guarantor, a Representative or a holder of Senior Debt of a Guarantor may give the notice. Nothing in this
Article XII shall (i) impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof or (ii) affect the Obligations of Holders of Notes pursuant to Section 12.05 with respect to any payments received by them when prohibited by Section 12.02 or 10.03 hereof, as the case may as be.

        The Trustee in its individual or any other capacity may hold Senior Debt of any Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 12.12. AUTHORIZATION TO EFFECT SUBORDINATION.

        Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article XII, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 12.13. AMENDMENTS.

        The provisions of this Article XII shall not be amended or modified in any manner that is adverse to the holders of any Senior Debt of the Guarantors without the written consent of such holders of Senior Debt or their Representative.


                                  ARTICLE XIII
                                  MISCELLANEOUS

SECTION 13.01. TRUST INDENTURE ACT CONTROLS.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02. NOTICES.

        Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight courier guaranteeing next day delivery, to the others' address:

               If to the Company or any Guarantor:

                      Alliance Gaming Corporation
                      6601 South Bermuda Road
                      Las Vegas, Nevada 89119
                      Telecopier No.:  (702)  263-5636
                      Attention:  Corporate Secretary


               If to the Trustee:

                      United States Trust Company of New York
                      114 West 47th Street
                      New York, New York 10036-153
                      Telecopier No.:  (212) 852-1626
                      Attention:  Corporate Trust and Agency Division

        The Company or the Trustee, by written notice to the others, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

        Holders may communicate pursuant to TIA Section 312(b) with other HoLders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06. RULES BY TRUSTEE AND AGENTS.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

        No past, present or future director, officer, employee, incorporator or stockholder (or other Person performing similar functions with respect to a Person that is not a corporation) of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08. GOVERNING LAW.

        THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

SECTION 13.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. SUCCESSORS AND ASSIGNS.

        All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11. SEVERABILITY.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12. COUNTERPART ORIGINALS.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13. TABLE OF CONTENTS, HEADINGS, ETC.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES


Dated as of August 8, 1997             ALLIANCE GAMING CORPORATION

                                       By:______________________________________
                                       Name: Scott Schweinfurth
                                       Title: Senior Vice President - Finance,
                                              Chief Financial Officer and
                                              Treasurer
Attest:

___________________________            (SEAL)



Dated as of August 8, 1997             APT GAMES, INC.

                                       By:______________________________________
                                       Name: Scott Schweinfurth
                                       Title: Treasurer
Attest:

___________________________            (SEAL)



Dated as of August 8, 1997             UNITED COIN MACHINE CO.

                                       By:______________________________________
                                       Name: Scott Schweinfurth
                                       Title: Treasurer
Attest:

___________________________            (SEAL)

Dated as of August 8, 1997             PLANTATION INVESTMENTS, INC.

                                       By:______________________________________
                                       Name: Scott Schweinfurth
                                       Title: Treasurer
Attest:

___________________________            (SEAL)



Dated as of August 8, 1997             ALLIANCE HOLDING COMPANY

                                       By:______________________________________
                                       Name: Scott Schweinfurth
                                       Title: Treasurer
Attest:

___________________________            (SEAL)



Dated as of August 8, 1997             BALLY GAMING INTERNATIONAL, INC.


                                       By:______________________________________
                                       Name: Scott Schweinfurth
                                       Title: Treasurer
Attest:

___________________________            (SEAL)



Dated as of August 8, 1997             BALLY GAMING, INC.

                                       By:______________________________________
                                       Name: Scott Schweinfurth
                                       Title: Treasurer

Attest:

___________________________            (SEAL)

Dated as of August 8, 1997             FOREIGN GAMING VENTURES, INC.

                                       By:______________________________________
                                       Name: Scott Schweinfurth
                                       Title: Treasurer
Attest:

___________________________            (SEAL)



Dated as of August 8, 1997             LOUISIANA VENTURES, INC.

                                       By:______________________________________
                                       Name: Scott Schweinfurth
                                       Title: Treasurer
Attest:

___________________________            (SEAL)



Dated as of August 8, 1997             UNITED GAMING RAINBOW

                                       By:______________________________________
                                       Name: Scott Schweinfurth
                                       Title: Treasurer
Attest:

___________________________            (SEAL)



Dated as of August 8, 1997             NATIVE AMERICAN INVESTMENT, INC.

                                       By:______________________________________
                                       Name: Scott Schweinfurth
                                       Title: Treasurer
Attest:

___________________________            (SEAL)

Dated as of August 8, 1997             UNITED STATES TRUST COMPANY OF NEW YORK

                                       By:______________________________________
                                       Name: John Guiliano
                                       Title: Vice President
Attest:

___________________________

                                    EXHIBIT A
                                 (Face of Note)

No. GR-1                                                            $150,000,000

                                                                CUSIP #01859PAF1

                           ALLIANCE GAMING CORPORATION
           10% [SERIES A][SERIES B] SENIOR SUBORDINATED NOTES DUE 2007

Alliance Gaming Corporation promises to pay to __________ or registered assigns the principal sum of one _____________________ Dollars on August 1, 2007.

        Interest Payment Dates: February 1 and August 1

        Record Dates: January 15 and July 15



Dated: ______________                  Alliance Gaming Corporation


                                       By:______________________________________
                                       Name:
                                       Title:


                                       -----------------------------------------
                                       Attest


This is one of the                                                        (SEAL)
Notes referred to in the
within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:__________________________________
        Authorized Signature:

                                 (Back of Note)

          10% [Series A] [Series B] Senior Subordinated Notes due 2007


        Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

        THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS


----------
(1) This paragraph should be included only if the Note is issued in global form.

REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

        Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

        1. INTEREST. Alliance Gaming Corporation, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10% per annum from August 8, 1997 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of this Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

        4. INDENTURE. The Company issued the Notes under an Indenture dated as of August 8, 1997 (the "Indenture") between the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to this Indenture and such Act for a statement of such terms. The Notes are unsecured senior subordinated obligations of the Company limited to $150,000,000 in aggregate principal amount.

        5.      OPTIONAL REDEMPTION.

                (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to August 1, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

YEAR                                                      PERCENTAGE
----                                                      ----------

2002.....................................................   105.000%
2003.....................................................   103.333%
2004.....................................................   101.667%
2005 and thereafter......................................   100.000%

                (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to August 9, 2000, the Company may redeem up to an aggregate of 33 1/3% of the original aggregate principal amount of the Notes at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 66 2/3% of the original aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 45 days of the date of the closing of each such Equity Offering.

                (c) Notwithstanding any other provisions hereof, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company will have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (ii) to redeem the Notes of such Holder or beneficial owner at the lesser of (a) the price at which such Holder or beneficial owner acquired such Notes, without accrued interest or Liquidated Damages, if any, unless the payment of such interest or Liquidated Damages, if any, is permitted by the applicable Gaming Authority, in which case such interest and Liquidated Damages, in any, shall be paid through the date of redemption, (b) the fair market value of such Notes on such redemption date and (c) the principal amount of such Notes without accrued interest or Liquidated Damages, if any, thereon, unless the payment of such interest or Liquidated Damages, if any, is permitted by the applicable Gaming Authority, in which case such interest and Liquidated Damages, if any, shall be paid through the date of redemption. The Holder or beneficial owner of Notes applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability. The Company is not required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability.

        6.      MANDATORY REDEMPTION.

        Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7.      REPURCHASE AT OPTION OF HOLDER.

                (a) If there is a Change of Control, the Company shall be required, subject to the provisions of Section 4.15 of the Indenture, to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall, subject to the provisions of Section 4.15 of the Indenture, mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or any Restricted Subsidiary) may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

        8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        9. SUBORDINATION. The payment of the principal of, interest on or any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

        10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in this Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by this Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, this Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

        13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.10 of the Indenture; (iv) failure by the Company for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any other covenant, representation, warranty or other agreement in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of all Indebtedness the maturity of which has been so accelerated aggregates $10.0 million or more; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (viii) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; and (ix) any Gaming License of the Company or any of its Restricted Subsidiaries is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension, for a period of more than 90 days, of operations of any portion of the business of the Company or any of its Restricted Subsidiaries that accounted for more than 10% of the Consolidated Cash Flow of the Company for the period of the four consecutive fiscal quarters most recently ended for which internal financial statements are available, provided that any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders of the Notes shall not constitute an Event of Default hereunder. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately; provided that if upon such declaration there are any amounts outstanding under the New Credit Facility and the amounts thereunder have not been accelerated, such principal and interest shall be due and payable upon the earlier of the time such amounts are accelerated or five Business Days after the receipt by the Company and the Representative under the New Credit Facility of such declaration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

        14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder (or other Person performing similar functions with respect to a Person that is not a corporation) of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under this Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of August 8, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

        19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of this Indenture and/or the Registration Rights Agreement. Requests may be made to:

                      Alliance Gaming Corporation
                      6601 South Bermuda Road
                      Las Vegas, Nevada 89119
                      Attention:  Secretary

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________



Date:____________   Your Signature:_____________________________________________
                    (Sign exactly as your name appears on the face of this Note)



Signature Guarantee:_____________________________________
                      (Signature must be guaranteed)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of this Indenture, check the box below:

                              [ ] Section 4.10   [ ] Section 4.15

         If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of this Indenture, state the amount you elect to have purchased: $___________



Date:____________   Your Signature:_____________________________________________
                    (Sign exactly as your name appears on the face of this Note)

                             Tax Identification No.:____________________________



Signature Guarantee:_____________________________________
                      (Signature must be guaranteed)

                     SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE(2)

The following exchanges of a part of this Global Note for Definitive Notes have been made:


                                                                      Principal amount of          Signature of
                    Amount of decrease       Amount of increase         this Global Note       authorized officer
                    in principal amount      in principal amount        following such         of Trustee or Note
 Date of Exchange   of this Global Note      of this Global Note      decrease(or increase)         Custodian
 ----------------   -------------------      -------------------      ---------------------    ------------------


----------
(2) This should be included only if the Note is issued in global form.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                             SUBORDINATED GUARANTEE

        For good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Guarantors (as defined in the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) have, jointly and severally, unconditionally guaranteed on a senior subordinated unsecured basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest and Liquidated Damages, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Articles XI and XII of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are senior subordinated unsecured obligations, of each such Guarantor to the extent and in the manner provided in Section 11.02 and Article XII of the Indenture and may be released under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

        No past, present or future director, officer, employee, incorporator or stockholder (or other Persons performing similar functions with respect to a Person that is not a corporation) of any Guarantor, as such, shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

        The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                       GUARANTORS:

                                       APT GAMES, INC.


                                       By:_____________________________________
                                          Name: Scott Schweinfurth
                                          Title: Treasurer

                                       UNITED COIN MACHINE CO.


                                       By:_____________________________________
                                          Name: Scott Schweinfurth
                                          Title: Treasurer



                                       PLANTATION INVESTMENTS, INC.


                                       By:_____________________________________
                                          Name: Scott Schweinfurth
                                          Title: Treasurer



                                       ALLIANCE HOLDING COMPANY


                                       By:_____________________________________
                                          Name: Scott Schweinfurth
                                          Title: Treasurer



                                       BALLY GAMING INTERNATIONAL, INC.


                                       By:_____________________________________
                                          Name: Scott Schweinfurth
                                          Title: Treasurer



                                       BALLY GAMING, INC.


                                       By:_____________________________________
                                          Name: Scott Schweinfurth
                                          Title: Treasurer

                                       FOREIGN GAMING VENTURES, INC.


                                       By:_____________________________________
                                          Name: Scott Schweinfurth
                                          Title: Treasurer


                                       LOUISIANA VENTURES, INC.


                                       By:_____________________________________
                                          Name: Scott Schweinfurth
                                          Title: Treasurer



                                       UNITED GAMING RAINBOW


                                       By:_____________________________________
                                          Name: Scott Schweinfurth
                                          Title: Treasurer


                                       NATIVE AMERICAN INVESTMENT, INC.


                                       By:_____________________________________
                                          Name: Scott Schweinfurth
                                          Title: Treasurer

                                    EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re:     10% Senior Subordinated Notes due 2007 of Alliance Gaming Corporation.

         This Certificate relates to $_____ principal amount of Notes held in
 * ________ book-entry or *_______ definitive form by ________________ (the
"Transferor").

The Transferor*:

  [ ]    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

  [ ]    has requested the Trustee by written order to exchange or
register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with this Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

  [ ]    Such Note is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(ii)(A) of this Indenture).

  [ ]    Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(A) or Section 2.06(d)(ii) (B) of this Indenture) or outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(ii)(B) of this Indenture.)


----------
 *Check applicable box.

  [ ]    Such Note is being transferred in accordance with Rule 144 under the
Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(ii)(B) of this Indenture).

  [ ]    Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(ii)(C) of this Indenture).



                                       -----------------------------------------
                                       [INSERT NAME OF TRANSFEROR]


                                       By:______________________________________



Date:_______________________________


----------
 *Check applicable box.

================================================================================





                           ALLIANCE GAMING CORPORATION

                              SERIES A AND SERIES B

                     10% SENIOR SUBORDINATED NOTES DUE 2007

                                -----------------

                                    INDENTURE

                           Dated as of August 8, 1997

                                -----------------

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                -----------------




================================================================================

                                CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                         Indenture Section

310 (a)(1) ....................................................                    7.10
    (a)(2).....................................................                    7.10
    (a)(3) ....................................................                    N.A.
    (a)(4).....................................................                    N.A.
    (a)(5).....................................................                    7.10
    (b) .......................................................                    7.10
    (c) .......................................................                    N.A.
311 (a) .......................................................                    7.11
    (b) .......................................................                    7.11
    (c) .......................................................                    N.A.
312 (a)........................................................                    2.05
    (b)........................................................                   11.03
    (c) .......................................................                   11.03
313 (a) .......................................................                    7.06
    (b)(1) ....................................................                   10.03
    (b)(2) ....................................................                    7.07
    (c) .......................................................              7.06;11.02
    (d)........................................................                    7.06
314 (a) .......................................................              4.03;11.02
    (b) .......................................................                   10.02
    (c)(1) ....................................................                   11.04
    (c)(2) ....................................................                   11.04
    (c)(3) ....................................................                    N.A.
    (d)........................................................     10.03, 10.04, 10.05
    (e)  ......................................................                   11.05
    (f)........................................................                    N.A.
315 (a)........................................................                    7.01
    (b)........................................................              7.05,11.02
    (c)  ......................................................                    7.01
    (d)........................................................                    7.01
    (e)........................................................                    6.11
316 (a)(last sentence) ........................................                    2.09
    (a)(1)(A)..................................................                    6.05
    (a)(1)(B) .................................................                    6.04
    (a)(2) ....................................................                    N.A.
    (b) .......................................................                    6.07
    (c) .......................................................                    2.12
317 (a)(1) ....................................................                    6.08
    (a)(2).....................................................                    6.09
    (b) .......................................................                    2.04
318 (a)........................................................                   11.01
    (b)........................................................                    N.A.
    (c)........................................................                   11.01

N.A.  means not applicable.

*This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                                   Page

                                       ARTICLE I
DEFINITIONS AND INCORPORATION
                                     BY REFERENCE
        Section 1.01.        Definitions............................................  1
        Section 1.02.        Other Definitions...................................... 16
        Section 1.03.        Incorporation by Reference of Trust Indenture Act...... 17
        Section 1.04.        Rules of Construction.................................. 17

                                      ARTICLE II
                                       THE NOTES
        Section 2.01.        Form and Dating........................................ 18
        Section 2.02.        Execution and Authentication........................... 19
        Section 2.03.        Registrar and Paying Agent............................. 19
        Section 2.04.        Paying Agent to Hold Money in Trust.................... 20
        Section 2.05.        Holder Lists........................................... 20
        Section 2.06.        Transfer and Exchange.................................. 20
        Section 2.07.        Replacement Notes...................................... 25
        Section 2.08.        Outstanding Notes...................................... 26
        Section 2.09.        Treasury Notes......................................... 26
        Section 2.10.        Temporary Notes........................................ 26
        Section 2.11.        Cancellation........................................... 27
        Section 2.12.        Defaulted Interest..................................... 27

                                      ARTICLE III
                               REDEMPTION AND PREPAYMENT
        Section 3.01.        Notices to Trustee..................................... 27
        Section 3.02.        Selection of Notes to Be Redeemed...................... 28
        Section 3.03.        Notice of Redemption................................... 28
        Section 3.04.        Effect of Notice of Redemption......................... 29
        Section 3.05.        Deposit of Redemption Price............................ 29
        Section 3.06.        Notes Redeemed in Part................................. 29
        Section 3.07.        Optional Redemption.................................... 30
        Section 3.08.        Mandatory Redemption................................... 31
        Section 3.09.        Offer to Purchase by Application of Excess Proceeds.... 31

                                      ARTICLE IV
                                       COVENANTS
        Section 4.01.        Payment of Notes....................................... 32
        Section 4.02.        Maintenance of Office or Agency........................ 33
        Section 4.03.        Reports................................................ 33
        Section 4.04.        Compliance Certificate................................. 34
        Section 4.05.        Taxes.................................................. 35
        Section 4.06.        Stay, Extension and Usury Laws......................... 35
        Section 4.07.        Restricted Payments.................................... 35
        Section 4.08.        Dividend and Other Payment Restrictions
                             Affecting Subsidiaries................................. 38
        Section 4.09.        Incurrence of Indebtedness and Issuance of
                             Preferred Stock........................................ 39
        Section 4.10.        Asset Sales............................................ 41
        Section 4.11.        Transactions with Affiliates........................... 42
        Section 4.12.        Limitation on Issuances and Sales of
                             Capital Stock of Wholly Owned Subsidiaries............. 43

        Section 4.13.        Line of Business....................................... 43
        Section 4.14.        Corporate Existence.................................... 43
        Section 4.15.        Offer to Repurchase Upon Change of Control............. 44
        Section 4.16.        No Senior Subordinated Debt............................ 45
        Section 4.17.        Limitation on Issuances of Guarantees of
                             Indebtedness........................................... 45
        Section 4.18.        Redemption of Series B Preferred Stock................. 46
        Section 4.19.        Designation of an Unrestricted Subsidiary as a
                             Restricted Subsidiary.................................. 46
        Section 4.20.        Designation of a Subsidiary as an Unrestricted
                             Subsidiary............................................. 46
        Section 4.21.        Limitation on Status as Investment Company............. 47

                                       ARTICLE V
                                      SUCCESSORS
        Section 5.01.        Merger, Consolidation, or Sale of Assets............... 47
        Section 5.02.        Successor Corporation Substituted...................... 48

                                      ARTICLE VI
                                DEFAULTS AND REMEDIES
        Section 6.01.        Events of Default...................................... 48
        Section 6.02.        Acceleration........................................... 50
        Section 6.03.        Other Remedies......................................... 50
        Section 6.04.        Waiver of Past Defaults................................ 50
        Section 6.05.        Control by Majority.................................... 51
        Section 6.06.        Limitation on Suits.................................... 51
        Section 6.07.        Rights of Holders of Notes to Receive Payment.......... 51
        Section 6.08.        Collection Suit by Trustee............................. 52
        Section 6.09.        Trustee May File Proofs of Claim....................... 52
        Section 6.10.        Priorities............................................. 52
        Section 6.11.        Undertaking for Costs.................................. 53

                                      ARTICLE VII
                                       TRUSTEE
        Section 7.01.        Duties of Trustee...................................... 53
        Section 7.02.        Rights of Trustee...................................... 54
        Section 7.03.        Individual Rights of Trustee........................... 55
        Section 7.04.        Trustee's Disclaimer................................... 55
        Section 7.05.        Notice of Defaults..................................... 55
        Section 7.06.        Reports by Trustee to Holders of the Notes............. 56
        Section 7.07.        Compensation and Indemnity............................. 56
        Section 7.08.        Replacement of Trustee................................. 57
        Section 7.09.        Successor Trustee by Merger, etc....................... 57
        Section 7.10.        Eligibility; Disqualification.......................... 58
        Section 7.11.        Preferential Collection of Claims Against
                             Company................................................ 58

                                     ARTICLE VIII
                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE
        Section 8.01.        Option to Effect Legal Defeasance or Covenant
                             Defeasance............................................. 58
        Section 8.02.        Legal Defeasance and Discharge......................... 58
        Section 8.03.        Covenant Defeasance.................................... 59
        Section 8.04.        Conditions to Legal or Covenant Defeasance............. 59
        Section 8.05.        Deposited Money and Government Securities to
                             be Held in Trust; Other Miscellaneous Provisions....... 60
        Section 8.06.        Repayment to Company................................... 61
        Section 8.07.        Reinstatement.......................................... 61

        Section 8.08.        Subordination.......................................... 62

                                      ARTICLE IX
                           AMENDMENT, SUPPLEMENT AND WAIVER
        Section 9.01.        Without Consent of Holders of Notes.................... 62
        Section 9.02.        With Consent of Holders of Notes....................... 62
        Section 9.03.        Compliance with Trust Indenture Act.................... 64
        Section 9.04.        Revocation and Effect of Consents...................... 64
        Section 9.05.        Notation on or Exchange of Notes....................... 64
        Section 9.06.        Trustee to Sign Amendments, etc........................ 64
        Section 9.07.        Subordination.......................................... 65

                                       ARTICLE X
                                     SUBORDINATION
        Section 10.01.       Agreement to Subordinate............................... 66
        Section 10.02.       Liquidation; Dissolution; Bankruptcy................... 66
        Section 10.03.       Default on Senior Debt................................. 66
        Section 10.04.       Acceleration of Notes.................................. 67
        Section 10.05.       When Distribution Must Be Paid Over.................... 67
        Section 10.06.       Notice by Company...................................... 68
        Section 10.07.       Subrogation............................................ 68
        Section 10.09.       Subordination May Not Be Impaired by Acts of
                             Omissions of the Company............................... 69
        Section 10.10.       Distribution or Notice to Representative............... 69
        Section 10.11.       Rights of Trustee and Paying Agent..................... 70
        Section 10.12.       Authorization to Effect Subordination.................. 70
        Section 10.13.       Amendments............................................. 70

                                      ARTICLE XI
                                      GUARANTEES
        Section 11.01.       Unconditional Guarantee................................ 70
        Section 11.02.       Subordination of Guarantee............................. 71
        Section 11.03.       Severability........................................... 72
        Section 11.04.       Release of a Guarantor................................. 72
        Section 11.05.       Limitation of Guarantor's Liability.................... 72
        Section 11.06.       Guarantors May Consolidate, etc., on Certain
                             Terms.................................................. 72
        Section 11.07.       Contribution........................................... 73
        Section 11.08.       Waiver of Subrogation.................................. 73
        Section 11.09.       Execution of Guarantee................................. 73
        Section 11.10.       Additional Subsidiary Guarantees....................... 74

                                      ARTICLE XII
                              SUBORDINATION OF GUARANTEES
        Section 12.01.       Agreement to Subordinate............................... 74
        Section 12.02.       Liquidation; Dissolution; Bankruptcy................... 75
        Section 12.03.       Default on Senior Debt................................. 75
        Section 12.04.       Acceleration of Notes.................................. 76
        Section 12.05.       When Distribution Must Be Paid Over.................... 76
        Section 12.06.       Notice by Guarantors................................... 76
        Section 12.07.       Subrogation............................................ 77
        Section 12.09.       Subordination Rights Not Impaired by Acts or
                             Omissions of the Guarantors ........................... 77
        Section 12.10.       Distribution or Notice to Representative............... 78
        Section 12.11.       Rights of Trustee and Paying Agent..................... 78

        Section 12.12.       Authorization to Effect Subordination.................. 78
        Section 12.13.       Amendments............................................. 79

                                     ARTICLE XIII
                                     MISCELLANEOUS
        Section 13.01.       Trust Indenture Act Controls........................... 79
        Section 13.02.       Notices................................................ 79
        Section 13.03.       Communication by Holders of Notes with Other
                             Holders of Notes....................................... 80
        Section 13.04.       Certificate and Opinion as to Conditions
                             Precedent.............................................. 80
        Section 13.05.       Statements Required in Certificate or Opinion.......... 80
        Section 13.06.       Rules by Trustee and Agents............................ 81
        Section 13.07.       No Personal Liability of Directors, Officers,
                             Employees and Stockholders............................. 81
        Section 13.08.       Governing Law.......................................... 81
        Section 13.09.       No Adverse Interpretation of Other Agreements.......... 81
        Section 13.10.       Successors and Assigns................................. 81
        Section 13.11.       Severability........................................... 81
        Section 13.12.       Counterpart Originals.................................. 82
        Section 13.13.       Table of Contents, Headings, etc....................... 82


                                       EXHIBITS

        Exhibit A            FORM OF NOTE
        Exhibit B            CERTIFICATE OF TRANSFEROR